                                                                    Exhibit 11.1

                       HEALTH MANAGEMENT ASSOCIATES, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)

                                                      Three months ended  Nine months ended
                                                            June 30,          June 30,
                                                      ------------------  ------------------
                                                        1996       1995     1996      1995
                                                      --------  --------  --------  --------

Net income......................................      $ 24,176  $ 18,549  $ 64,195  $ 48,494
                                                      ========  ========  ========  ========

              PRIMARY

Weighted average number of common shares
  outstanding during the period............            105,615   103,595   105,036   103,543
Exercise of options, net of assumed
  purchase of treasury shares with
  proceeds therefrom............................         5,254     4,565     5,271     4,327
                                                      --------  --------  --------  --------

Weighted average number of common
  shares outstanding during the
  period as adjusted............................       110,869   108,160   110,307   107,870
                                                      ========  ========  ========  ========

Net income per share............................      $    .22  $    .17  $    .58  $    .45
                                                      ========  ========  ========  ========


              FULLY DILUTED

Weighted average number of common shares
  outstanding during the period.................       105,615   103,595   105,036   103,543
Exercise of options, net of assumed
  purchase of treasury shares with
  proceeds therefrom............................         5,254     4,635     5,421     4,327
                                                      --------  --------  --------  --------

Weighted average number of common
  shares outstanding during the
  period as adjusted.......................            110,869   108,230   110,457   107,870
                                                      ========  ========  ========  ========

Net income per share............................      $    .22  $    .17  $    .58  $    .45
                                                      ========  ========  ========  ========

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